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                                                                      EXHIBIT 11

                               ROCK-TENN COMPANY

                               COMPUTATION OF EPS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     YEARS ENDED SEPTEMBER 30,
                                                                    ---------------------------
                                                                     1996      1995      1994
                                                                    -------   -------   -------
Primary:
  Average shares outstanding......................................   33,201    33,281    32,764
  Net effect of dilutive stock options -- based on the treasury
     stock method using average market price......................      813       885     1,110
                                                                    -------   -------   -------
          Total...................................................   34,014    34,166    33,874
                                                                    =======   =======   =======
Net income available to common shareholders.......................  $51,125   $41,432   $37,346
                                                                    =======   =======   =======
Per share amount..................................................  $  1.50   $  1.21   $  1.10
                                                                    =======   =======   =======

Fully diluted:
  Average shares outstanding......................................   33,201    33,281    32,764
  Net effect of dilutive stock options -- based on the treasury stock method using the year-end market price if higher than
     the average market price.....................................      918       902     1,128
                                                                    -------   -------   -------
          Total...................................................   34,119    34,183    33,892
                                                                    =======   =======   =======
Net income available to common shareholders.......................  $51,125   $41,432   $37,346
                                                                    =======   =======   =======
Per share amount..................................................  $  1.50   $  1.21   $  1.10
                                                                    =======   =======   =======